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                                                                  EXHIBIT (5)(a)

VARIABLE IMMEDIATE ANNUITY APPLICATION          AIG LIFE INSURANCE COMPANY
  (Please type or print in black ink)      600 King Street, Wilmington, DE 19801

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
1.   ANNUITANT      (If Owner and Annuitant are different, check here [ ] and also complete Owner information, #2 below)

     SEX:         [ ] Male          [ ] Female             DATE OF BIRTH* (MM/DD/YYYY): _________________________________

     NAME** (FIRST, MI, LAST): Mr/Mrs/Ms_________________________________________________________________________________

     ADDRESS (STREET): __________________________________________________________(CITY/STATE/ZIP)________________________

     TELEPHONE NUMBER:  __(______)_________________  SSN/TAX ID:  _______________________________________________________

**   If Owner/Annuitant/Payee is a person and neither a U.S. citizen nor a U.S. resident, explain residency and citizenship under "Special Requests", #5.

1A.  JOINT ANNUITANT  (Joint Contracts only. Note: applicable income taxes will be reported for SSN/TAX ID of primary
                       Annuitant #1 above)

     [ ] Spouse  [ ] Other  __________________________________

     SEX:        [ ] Male         [ ] Female                    DATE OF BIRTH* (MM/DD/YYYY): ____________________________

     NAME (FIRST, MI, LAST): Mr/Mrs/Ms___________________________________________________________________________________

     ADDRESS (STREET): __________________________________________________________(CITY/STATE/ZIP)________________________

     TELEPHONE NUMBER:  __(______)_________________  SSN/TAX ID:  _______________________________________________________

2.   OWNER            (Complete if Owner and Annuitant are different)

     [ ]  Individual     [ ] Partnership    [ ] Corporation    [ ] Trust    [ ] Plan Sponsor  [ ] Other _________________

     NAME (FIRST, MI, LAST): Mr/Mrs/Ms _____________________________________ DATE OF BIRTH*(MM/DD/YYYY): ________________

     ADDRESS (STREET): __________________________________________________________(CITY/STATE/ZIP)________________________

     TELEPHONE NUMBER:  __(______)_________________  SSN/TAX ID:  _______________________________________________________

2A.  JOINT OWNER      (Nonqualified only)

     [ ]  Spouse        [ ]  Other  __________________________________

     NAME (FIRST, MI, LAST): Mr/Mrs/Ms _____________________________________ DATE OF BIRTH*(MM/DD/YYYY): ________________

     ADDRESS (STREET): __________________________________________________________(CITY/STATE/ZIP)________________________

     TELEPHONE NUMBER:  __(______)_________________  SSN/TAX ID:  _______________________________________________________

3.   BENEFICIARY INFORMATION    (Period Certain and Cash Refund options only. If more than one Beneficiary, proceeds will be divided equally unless otherwise indicated)

     NAME ____________________________________________ ADDRESS:__________________________________________________________

          __________________% SSN/TAX ID: ______________________ RELATIONSHIP TO ANNUITANT:______________________________

     NAME ____________________________________________ ADDRESS:__________________________________________________________

          __________________% SSN/TAX ID: ______________________ RELATIONSHIP TO ANNUITANT:_____________________________

     IF MORE THAN 2 BENEFICIARIES, LIST ON A SEPARATE SHEET SIGNED BY THE OWNER CHECK THIS BOX [ ]

4.   ELECTRONIC FUNDS TRANSFER

     [ ] Checking (attach voided check)     [ ] Savings (attach preprinted deposit slip)    Account Number:_____________

     Name on Account: _________________________________________   Name of Institution: _________________________________

     ABA Routing/Transit Number _______________________________   Address of Institution:_______________________________

     I authorize the Company to initiate credit entries and,
     if necessary, debit entries and other adjustments for
     any credit entries in error to the account indicated above.      (Owner's Initials)  ______________________________

5.   SPECIAL REQUESTS:
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*    EVIDENCE OF AGE IS REQUIRED FOR ANY LIFETIME INCOME PAYOUT OPTION AND ANY
     QUALIFIED OR IRA ANNUITY.


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6.   PREMIUM PAYMENT

     PREMIUM PAYMENT:   $ ______________________________________________  (Estimated if 1035 Exchange/Trustee Transfer)

     TYPE:    [[ ] Section 1035 Exchange/Trustee Transfer (complete "Company" transfer form)  [ ] Check Attached
              [ ] Wire Transfer]

     SOURCE:  [[ ] IRA  [ ] Nonqualified*   [ ]  Employer Plans** (plan type/name) ______________ [ ] Other ____________ ]
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*    Non-IRA funds on which income taxes have already been paid.

** Funds from a retirement plan such as a Keogh/HR-10, 401(k), 403(b) Defined Benefit, 457, Money Purchase or Profit Sharing Plan.

7.  VARIABLE INVESTMENT OPTIONS

Premium Amount (from Item 6 above) $_____________ (estimated)

Below you will be asked to allocate this Premium Amount between the Fixed Income Account and the Variable Income Account. You may elect any percentage combination of Fixed and Variable Income Accounts. The cumulative total for all choices elected must equal one hundred percent (100%). All percentages must be expressed as a whole number. You are not required to allocate to every investment choice; however, the minimum allocation to any investment choice that you do elect is five percent (5%).

Investment of Premium to Fixed and Variable Income Accounts: SUM OF FIXED AND VARIABLE BELOW MUST EQUAL 100%.

INCOME ACCOUNT                       ALLOCATION                                  INSTRUCTIONS
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
Fixed Income Account                                  %     If you selected 100%, please skip to Item 9.
Variable Income Account                               %     If you allocated a percentage here, continue to Item 8
           Sum of Fixed and
            Variable Allocation                    100%
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8.  ALLOCATION OF VARIABLE INCOME ACCOUNT

You are investing in this section, only the portion of your Premium you allocated to the Variable Income Account above. The cumulative total for all choices elected must equal one hundred percent (100%). All percentages must be a whole number. You are not required to allocate to every investment choice;
however, the minimum allocation to any investment choice that you do elect is five percent (5%).

Please Note: If your Source(s) of Premium from Item 6 Above includes both
QUALIFIED and NONQUALIFIED funds, you will need to complete two Variable
Immediate Annuity enrollment forms. If you are unsure whether your funds are QUALIFIED OR NONQUALIFIED, please contact us.

            If the source(s) of your Premium from
               Item 6 Above is QUALIFIED Funds
            (Pro-tax funds), you may only invest
                     in the funds below

    QUALIFIED VARIABLE INVESTMENT OPTIONS        ALLOCATION
-----------------------------------------------------------
1    [Money Market Portfolio                               %
2    Short-Term Corporate Portfolio                        %
3    Total Bond Market Index Portfolio                     %
4    High Yield Bond Portfolio                             %
5    Balanced Portfolio                                    %
6    Equity Income Portfolio                               %
7    Diversified Value Portfolio                           %
8    Equity Index Portfolio                                %
9    Mid-Cap Index Portfolio                               %
10   Growth Portfolio                                      %
11   Small Cap Company Growth Portfolio                    %
12   International Portfolio                               %
13   Vanguard Windsor                                      %
14   Vanguard Life Strategy Conservative Growth            %
15   Vanguard Life Strategy Moderate Growth                %
16   Vanguard Prime Money Market                           %
17   Vanguard Life Strategy Growth]                        %
-----------------------------------------------------------

            If the source(s) of your Premium from
              Item 6 Above is NONQUALIFIED Funds
            (After-tax funds), you may only invest
                      in the funds below

    NONQUALIFIED VARIABLE INVESTMENT OPTIONS     ALLOCATION
------------------------------------------------------------
 1   [Money Market Portfolio                                %
 2   Short-Term Corporate Portfolio                         %
 3   Total Bond Market Index Portfolio                      %
 4   High Yield Bond Portfolio                              %
 5   Balanced Portfolio                                     %
 6   Equity Income Portfolio                                %
 7   Diversified Value Portfolio                            %
 8   Equity Index Portfolio                                 %
 9   Mid-Cap Index Portfolio                                %
10   Growth Portfolio                                       %
11   Small Cap Company Growth Portfolio                     %
12   International Portfolio                                %
13   REIT Index Portfolio]                                  %
------------------------------------------------------------

9.  TELEPHONE TRANSFER AUTHORIZATION

If you wish to use the telephone to request asset transfers among the Variable
Investment Options above, the Annuitant (and Joint Annuitant, if applicable) must sign this section.

THE UNDERSIGNED ANNUITANT(S) AUTHORIZE the AIG Life Insurance Company to honor my(our) telephone instructions to make transfers among the various Investment
Optons. I/We hereby acknowledge that AIG Life Insurance Company will not be liable for any loss, liability, cost, or expense for acting in accordance with such instructions believed to be genuine.

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
  [X]__________________________________                 [X]__________________________________________         ___________________
     Annuitant's Signature                                 Joint Annuitant's Signature (if applicable)        Date
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
10.  INCOME PAYMENTS                                                  B. PAYOUT OPTIONS:

A.  [[ ] SINGLE LIFE [ ] JOINT LIFE: (Also complete Joint Annuitant   [[ ] Lifetime Income Only (also complete #8)
          Information, #1A)

                                                                      [ ]  Lifetime Income with Certain Period of ________yrs and
[ ]  Payments will be _______% at the death of either                       _________ mos

                                                                      [ ]  Certain Period of _______________yrs and
[ ]  Payments will be _______% at the death of ____________]                _____________mos

                                                                      [ ]  Other _________________ [ ] Include Partial Withdrawal
                                                                           & Cancellation Rights]

C.   PAYMENT MODE (frequency):                                        D. ASSUMED INVESTMENT RETURN (AIR)*:

[[ ] Monthly  [ ] Quarterly  [ ]  Semi-Annually  [ ]  Annually        [[ ]  3.5%
     [ ] Other ____________]
                                                                      [ ]  5.0%]
     Income Start Date:  [Will be one modal period from the date
        premium is received unless stated here.                       *  Applicable for Variable Annuity Income only
        (MM/DD/YYYY):____________________]

11.  LIFETIME INCOME PAYOUT OPTION

     I understand that no further income payments will be made and this contract will terminate at the death of all Annuitants
     listed in #1 (and #1A, if applicable)                                                   (Owner's Initials)  _________________
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12.  TAX WITHHOLDING

     Annuity payments may be subject to Federal and State income tax withholding. If you elect not to have withholding apply to your payments, or if you do not have enough Federal and State income tax withheld, you may be responsible for payment of estimated tax. You may incur tax penalties if your withholding and estimated tax payments are not sufficient. You may revoke your withholding election at any time by completing a new W4-P and returning it to the Company. If a W4-P is not included or withholding is not indicated below, Federal withholding will be for filing as a married person claiming three (3) withholding allowances until revoked by the owner.

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
     Federal Tax Withholding:
     [ ] Do Not withhold Federal Income Tax
     [ ] Do withhold Federal Income Tax based on this information:  Allowances __________  Marital Status _____________________

     State Tax Withholding (if applicable):
     [ ] Do Not withhold State Income Tax
     [ ] Do withhold State Income Tax:  Allowances __________  Marital Status _____________________

13.  REQUEST FOR A SAI

     [ ] I request a copy of the current Statement of Additional Information.

14.  OWNER(S) SIGNATURES

To the best of your knowledge, is this insurance being purchased to replace or change any existing insurance or annuity?
[ ]  Yes      [ ]  No
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THE UNDERSIGNED OWNER(S) UNDERSTAND that acceptance by the Company of this application will result in the issuance of a Variable Immediate Annuity and as such the Owner(s) will be bound by the provisions and entitled to the benefits of the Contract.. On behalf of the Undersigned Owner(s) and any person who may claim any interest resulting from the Undersigned Owner(s) application for this
Contract, the Undersigned Owner(s) represent that all statements set forth above are full, complete and true as written and correctly recorded to the best of the
Undersigned Owner(s) knowledge.

I/We understand that annuity payments and surrender values, when based upon the investment experience of the Separate Account, are variable and are not guaranteed as to a fixed dollar amount. Receipt of a current Variable Annuity and Fund Prospectus, and/or supplement, and IRA Disclosure Statement, if applicable, is hereby acknowledged.

Under penalties of perjury, I certify: (1) that the Social Security Number (SSN) or taxpayer identification number is correct as it appears on the application;
and (2) that I am not subject to backup withholding under section 3406(a)(1)(C) of the Internal Revenue Code; and (3) I am a U.S. person (including a U.S.
resident alien). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. You must cross out item (2) if you are subject to backup withholding and cross out item (3) if you are not a U.S. person (including a U.S. resident alien).

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
     X_______________________________________________     X________________________________________________   ________________
        Annuitant's Signature                              Joint Annuitant's Signature (if applicable)        Date

     X_______________________________________________     X________________________________________________   ________________
      Owner's Signature (if different from Annuitant)      Joint Owner's Signature (if applicable)            Date
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